UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2026

CLIMB GLOBAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Industrial Way West, Suite 300, Eatontown, New Jersey	07724
(Address of principal executive offices)	(Zip Code)

732-389-0932
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	CLMB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01             Other Events.

On March 2, 2026, Climb Global Solutions, Inc. (the “Company”) announced that the Company’s Board of Directors approved a four-for-one forward stock split (the “Stock Split”) of the Company’s issued common stock to be effected through the filing of an amendment to the Company’s Restated Certificate of Incorporation (the “Amendment”) with the Secretary of the State of Delaware. The Amendment will also proportionately increase the number of shares of the Company’s authorized common stock. As a result of the Stock Split, each stockholder of record as of the close of business on March 16, 2026 (the “Record Date”) will receive, after the close of trading on March 20, 2026, three additional shares for every share held on the Record Date. Trading is expected to begin on a split-adjusted basis on March 23, 2026.

A copy of the press release issued on March 2, 2026, regarding the Stock Split is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 2, 2026.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLIMB GLOBAL SOLUTIONS, INC.

Date: March 2, 2026	By:	/s/ Matthew Sullivan
	Name:	Matthew Sullivan
	Title:	Chief Financial Officer

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